Exhibit (h)(13)

                         Scudder Accounting Fee Schedule


Fund Accounting Service - Maintain and preserve accounts, books, records and other documents as are required of the Fund under Section 31 of the Investment Company Act of 1940 and Rules 31a-1 and 31a-2. Record the current day's trading activity and such other proper bookkeeping entries as are necessary for determining that day's net asset value. Calculate net asset value.

I.       Annual Fees per Portfolio

         Money Market Funds

         Fund Net Assets                                       Annual Fee
         ---------------                                       ----------

         First $150 Million                                    2.00 Basis Points
         Next $850 Million                                      .60 Basis Points
         Excess - Over $1 Billion                               .35 Basis Points

         A minimum monthly fee of $2,500 will be applied.


         Domestic Fixed Income Funds

         Fund Net Assets                                       Annual Fee
         ---------------                                       ----------

         First $150 Million                                    2.50 Basis Points
         Next $850 Million                                      .75 Basis Points
         Excess - Over $1 Billion                               .45 Basis Points

         A minimum monthly fee of $3,125 will be applied.


         Domestic Equity Funds

         Fund Net Assets                                       Annual Fee
         ---------------                                       ----------

         First $150 Million                                    2.50 Basis Points
         Next $850 Million                                      .75 Basis Points
         Excess - Over $1 Billion                               .45 Basis Points

         A minimum monthly fee of $3,125 will be applied.


         International Equity Funds

         Fund Net Assets                                       Annual Fee
         ---------------                                       ----------

         First $150 million                                    6.50 basis points
         Next $850 million                                     4.00 basis points
         Excess - over $1 billion                              2.00 basis points

         A minimum monthly fee of $4,167 will be applied.


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         International Fixed Income Funds

         Fund Net Assets                                       Annual Fee
         ---------------                                       ----------

         First $150 million                                    8.00 basis points
         Next $850 million                                     6.00 basis points
         Excess - over $1 billion                              4.00 basis points

         A minimum monthly fee of $4,167 will be applied.


II.      Class R Shares Charge

         The Fund will incur a $10,000 surcharge on the annual fee because of the Class R shares

III.     Holdings Charge

         For each issue maintained - monthly charge:                      $ 7.50

IV.      Portfolio Trades

         Money Market Instruments                                         $ 5.00
         Domestic Fixed Income Securities                                 $10.00
         Domestic Equity Securities                                       $10.00
         Options, Futures, and Forward Contracts                          $25.00
         Foreign Equity and Fixed Income Securities                       $25.00
         Foreign Currency Options and Futures Contracts                   $25.00
         Foreign Options and Futures Contracts                            $25.00

V.       Out-Of-Pocket Expenses

         A billing for the recovery of applicable out-of-pocket expenses will be made at the end of each month. Out-of-pocket expenses include: telephone, courier or delivery service, legal fees, fees for pricing services and all other reasonable out-of-pocket expenses.




On behalf of the Funds
Listed on Attachment A                       SCUDDER FUND ACCOUNTING CORPORATION


By:  /s/John Millette                        By:  /s/John R. Hebble
     -------------------------------------        ------------------------------
     John Millette                                John R. Hebble
     Vice President                               Vice President

Dated as of September 14, 1999


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                                  Attachment A
                          Fund Accounting Fee Schedule



INVESTMENT TRUST
Scudder Growth and Income Fund
Scudder Large Company Growth Fund
INTERNATIONAL FUND, INC.
Scudder International Fund














Dated as of September 14, 1999


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